Exhibit 10.1

AMENDMENT NO. 1 TO MASTER REPURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO MASTER REPURCHASE AGREEMENT (this “Amendment”), made as of the 4th day of November, 2005 by CAPITAL TRUST, INC., a Maryland corporation (“CT”), CT RE CDO 2004-1 SUB, LLC, a Delaware limited liability company, and CT RE CDO 2005-1 SUB, LLC, a Delaware limited liability company (collectively, “Seller”), and MORGAN STANLEY BANK, a Utah industrial bank (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller and Buyer previously entered into that Master Repurchase Agreement dated as of July 29, 2005 (the “Master Repurchase Agreement”); and

WHEREAS, the parties to the Master Repurchase Agreement wish to modify certain terms and provisions thereof:

NOW, THEREFORE, the parties hereto agree as follows:

1.     Amendments to Master Repurchase Agreement. The Master Repurchase Agreement is hereby amended as follows:

(a)   The definition of “Maximum Purchase Amount” in Section 2.01 is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Maximum Purchase Amount” shall mean One Hundred Twenty Five Million Dollars ($125,000,000); provided that if Seller elects to reduce the Maximum Purchase Amount hereunder, any subsequent increase in the Maximum Purchase Amount following such reduction shall be within the sole discretion of the Buyer.

(b)   The following definition of “Authorized Representatives of Seller” is hereby added to Section 2.01:

“Authorized Representatives of Seller” shall mean any of John R. Klopp, Stephen D. Plavin, Geoffrey G. Jervis, Jeremy FitzGerald, Peter S. Ginsberg, Thomas C. Ruffing and John E. Warch.

(c) Section 3.03(h) is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Subject to the timely receipt by Buyer of a Trust Receipt with a Transaction Asset Schedule as provided above, and subject further to the provisions of Section 6 hereof, such Purchase Price payment will then be made available to Seller by Buyer transferring, via wire transfer, the aggregate Purchase Price amount of such Transaction in funds immediately available to Seller, either (i) to the following account of Seller: JPMorgan Chase Bank, 380 Madison Ave, 11th Floor, New York, NY 10017-2591, ABA #: 021-000021, Account # 230254632, Account Name: Capital Trust, Inc., Attention: Geoffrey G. Jervis (212)-655-0247) or (ii) to an account designated by Seller, provided that such designation is made in writing by at least two (2) Authorized Representatives of Seller. Buyer may consider on a case-by-case basis in its sole, absolute discretion alternative funding arrangements requested by Seller.”

(d) Section 12.20 is hereby amended by adding the following sentence at the conclusion thereof:

“Buyer and Seller agree that in connection with the increase of the Maximum Purchase Amount by Fifty Million and 00/100 Dollars ($50,000,000.00) pursuant to this Amendment, Seller shall pay to Buyer a Structuring Fee (the “Increased Structuring Fee”) in the amount of $344,520.55.”

2.     Representations and Warranties. Seller hereby makes to Buyer the representations and warranties set forth in Section 7 of the Master Repurchase Agreement, as amended hereby.

3.     Binding Effect; No Partnership; Counterparts. The provisions of the Master Repurchase Agreement, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto. For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument.

4.     Further Agreements. Seller agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer and as may be necessary or appropriate to effectuate the purposes of this Amendment.

5.	Governing Law. This Amendment shall be governed by the laws of the State of New York.

6.     Continuing Effect. Except as modified by this Amendment, all terms of the Master Repurchase Agreement shall remain in full force and effect.

7.	Conditions Precedent.

It is a condition precedent to the effectiveness of this Amendment that each of the following shall have occurred:

(a)	each party hereto shall have executed and delivered this Amendment;

(b)   Buyer shall have received from Seller an officer's certificate dated the date hereof in the form required under Section 6.02(b) of the Master Repurchase Agreement;

(c)	Buyer shall have received the Increased Structuring Fee from Seller; and

(d)   Buyer shall have received a legal opinion from counsel to Seller as to the enforceability of this Amendment and as to Seller’s authority to execute, deliver and perform its obligations under the Master Repurchase Agreement as amended hereby. Such opinion shall be addressed to Buyer and its successors and assigns, and shall be in a form and substance reasonably satisfactory to Buyer.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.
SELLER:

CAPITAL TRUST, INC.,
as a Seller

By: /s/ Geoffrey G. Jervis

Name: Geoffrey G. Jervis

Title: Chief Financial Officer

CT RE CDO 2004-1 SUB, LLC,

as a Seller

By: /s/ Geoffrey G. Jervis

Name: Geoffrey G. Jervis

Title: Chief Financial Officer

CT RE CDO 2005-1 SUB, LLC,

as a Seller

By: /s/ Geoffrey G. Jervis

Name: Geoffrey G. Jervis

Title: Chief Financial Officer

BUYER: MORGAN STANLEY BANK, a Utah industrial bank By: /s/ Andew B. Neuberger Name: Andrew B. Neuberger Title: Vice President